Exhibit (10)(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 35 to the Registration Statement on Form N-4 of our report dated April 20, 2020 relating to the statutory basis financial statements of the National Life Insurance Company and to the use of our report dated April 20, 2020 with respect to the financial statements of National Variable Annuity Account II, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 1, 2020